Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-182849) pertaining to the Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan,

•
Registration Statement (Form S-8 No. 333-166947) pertaining to the Amended and Restated Noranda Aluminum Holding Corporation 2007 Long-Term Incentive Plan and the 2010 Incentive Award Plan of Noranda Aluminum Holding Corporation, and

•	Registration Statement (Form S-3 No. 333-172640) of Noranda Aluminum Holding Corporation;

of our reports dated February 28, 2013, with respect to the consolidated financial statements of Noranda Aluminum Holding Corporation, and the effectiveness of internal control over financial reporting of Noranda Aluminum Holding Corporation, included in this Annual Report (Form 10-K) of Noranda Aluminum Holding Corporation for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP
Nashville, Tennessee
February 28, 2013